EXHIBIT 21

CUMMINS INC.

SUBSIDIARIES OF THE REGISTRANT

Entity	Country or State of Incorporation
14-15 Corporation	Nevada
35601 Yukon, Inc.	Canada
4077652 Canada Inc.	Canada
4249739 Canada Inc.	Canada
Atlas Crankshaft Corporation	Ohio
Auto Diesels Power Plant Ltd.	UK
AvK Deutschland Verwaltungs GmbH	Germany
AvK SEG (India) Power Ltd.	India
AvK SEG Holding Beteiligungs GmbH	Germany
Cal Pacific Engineering, Inc.	California
CBM Technologies Pty. Ltd.	Australia
CD Power Rent, S. de R.L. de C.V.	Mexico
Chongqing Cummins Engine Co. Ltd.	China
Consolidated Diesel Company	North Carolina
Consolidated Diesel of N.C. Inc.	North Carolina
Consolidated Diesel, Inc.	Delaware
Cummins (China) Investment Co. Ltd.	China
Cummins Americas, Inc.	Indiana
Cummins Argentina-Servicios Mineros S.A.	Argentina
Cummins Auto Services Ltd.	India
Cummins Belgium N.V.	Belgium
Cummins Brasil Ltda.	Brazil
Cummins Cal Pacific, LLC	Delaware
Cummins Capital Trust I	Delaware
Cummins Central Power, LLC	Nebraska
Cummins Child Development Center, Inc.	Indiana
Cummins Comercializadora S. de R.L. de C.V.	Mexico
Cummins Corporation	Indiana
Cummins Czech Republic s.r.o.	Czech Republic
Cummins de Centro America (Pty.) Ltda.	Costa Rica
Cummins Diesel Botswana (Pty.) Ltd.	Botswana
Cummins Diesel Deutschland GmbH	Germany
Cummins Diesel International Ltd.	Barbados
Cummins Diesel Italia S.P.A.	Italy
Cummins Diesel N.V.	Belgium
Cummins Diesel of Canada Limited	Canada
Cummins Diesel of South Africa (Pty.) Ltd.	S. Africa
Cummins Diesel Sales and Service (India) Ltd.	India
Cummins Diesel Sales and Service (Korea) Ltd.	Korea
Cummins Diesel Sales Corporation	Indiana
Cummins Distributor Belgium S.A. N.V.	Belgium
Cummins East Asia Research & Development Company Ltd.	India

Cummins Eastern Canada Management Inc.	Canada
Cummins Energetica Ltda.	Brazil
Cummins Energy Solutions Business North Europe NV/SA	Belgium
Cummins Engine (Beijing) Co. Ltd.	China
Cummins Engine (Shanghai) Company Limited	China
Cummins Engine (Singapore) Pte. Ltd.	Singapore
Cummins Engine Austria GmbH	Austria
Cummins Engine Company Limited	United Kingdom
Cummins Engine Company Limited NZ	New Zealand
Cummins Engine Company Pty. Limited	Australia
Cummins Engine Holding Co., Inc.	Indiana
Cummins Engine IP, Inc.	Delaware
Cummins Engine Shanghai Services & Trading Co. Ltd.	China
Cummins Engine Venture Corporation	Indiana
Cummins Filtration IP, Inc.	Delaware
Cummins Financial, Inc.	Delaware
Cummins Funding Corporation	Delaware
Cummins Holland B.V.	The Netherlands
Cummins Hong Kong Ltd.	Hong Kong
Cummins India Ltd.	India
Cummins Intellectual Property, Inc.	Delaware
Cummins International Finance Corp.	Delaware
Cummins Japan Ltd.	Japan
Cummins Komatsu Engine Company	Indiana
Cummins Korea Ltd.	Korea
Cummins Limited	United Kingdom
Cummins LLC Member, Inc.	Delaware
Cummins Mercruiser Diesel Europe	United Kingdom
Cummins Mercruiser Diesel Europe S.P.R.L.	United Kingdom
Cummins Mercruiser Diesel Marine, LLC	Delaware
Cummins Mercruiser Diesel South Pacific Pty. Ltd.	Australia
Cummins Mercruiser Diesel UK Limited	United Kingdom
Cummins Mexicana S.A. de C.V.	Mexico
Cummins Middle East FZE	Dubai
Cummins Natural Gas Engines, Inc.	Delaware
Cummins Norway AS	Norway
Cummins Npower LLC	Delaware
Cummins Power Construction Inc.	Canada
Cummins Power Generation (S) Pte. Ltd.	Singapore
Cummins Power Generation Deutschland GmbH	Germany
Cummins Power Generation Ltd.	United Kingdom
Cummins Power Generation Mali S.A.	S. Africa
Cummins Power Rent (SEA) Pte. Ltd.	Singapore
Cummins Power Rent Comercio e Locacao, Ltda.	Brazil
Cummins Power South, LLC	Georgia
Cummins PowerGen IP, Inc.	Delaware
Cummins Research and Technology India Ltd.	India
Cummins S. de R.L. de C.V.	Mexico
Cummins Sales & Service Philippines, Inc.	Philippines
Cummins Trade Receivables, LLC	Delaware

Cummins U.K. Limited {f/k/a Cummins Limited and then previously PGI (UK Holdings) Ltd.}	United Kingdom
Cummins U.K. Pension Plan Trustee Ltd.	United Kingdom
Cummins Venture Corporation	Delaware
Cummins Western Canada	Canada
Cummins Westport, Inc.	Delaware
Cummins Xiangfan Machining Co. Ltd.	China
Cummins Zambia Ltd.	Zambia
Cummins Zimbabwe Pvt. Ltd.	Zimbabwe
Cummins-Scania High Pressure Injection, LLC	Delaware
Cummins-Scania HPCR System, LLC	Delaware
Cummins-Scania XPI Manufacturing, LLC	Delaware
CV Lubricants Ltd.	United Kingdom
Diesel Recon de Mexico, S.A. de C.V.	Mexico
Dieselcomp, Inc.	Indiana
Distribuidora Cummins de Baja S. de R.L. de C.V.	Mexico
Distribuidora Cummins S.A.	Argentina
Distribuidora Cummins Sao Paulo Ltda.	Brazil
Dongfeng Cummins Engine Co. Ltd.	China
Empresas Cummins S.A. de C.V.	Mexico
Enceratec, Inc.	Maryland
Filtrum Fibertechnologies Private Limited	India
Fleetguard Filtration Systems India Private Ltd.	India
Fleetguard International Corp.	Indiana
Fleetguard Korea Ltd.	Korea
Fleetguard Nelson Brasil Comercial Ltda.	Brazil
Fleetguard Nelson Mexico S. de R.L. de C.V.	Mexico
Fleetguard SARL	France
Fleetguard South Africa (Pty.) Limited	South Africa
Fleetguard, Inc.	Indiana
Fourstroke Automotive Pvt. Ltd.	India
Holset Aftermarket BV	The Netherlands
Holset Engineering Company Ltd.	United Kingdom
Industria Automotores de Nordeste S.A.	Brazil
Industria e Comercio Cummins Ltda.	Brazil
Industrial Power Alliance, Ltd.	Japan
Kam Dizel J.E.	Russia
Komatsu Cummins Engine Co. Ltd.	Japan
Kuss Corporation	Ohio
Markon Engineering Company Ltd.	United Kingdom
MRC Auto Solutions Pvt. Ltd.	India
Nelson Burgess Ltd.	Canada
Nelson Engine Systems India Pvt. Ltd.	India
Nelson Export Sales Corp.	US Virgin Islands
Nelson Industries Europe GmbH	Germany
Nelson Muffler Canada, Inc.	Canada
Newage (Asia Pacific) Pte. Ltd.	Singapore
Newage AvK Romania SA	Romania
Newage Electrical India Ltd.	India
Newage Engineers GmbH	Germany

Newage Engineers Pty. Ltd.	Australia
Newage International Ltd.	United Kingdom
Newage Italia SRL	Italy
Newage Ltd.	Pennsylvania
Newage Ltd. (U.K.)	United Kingdom
Newage Machine Tools Ltd.	United Kingdom
Newage Norge A/S	Norway
NWMW, Inc.	California
Onan Corporation	Delaware
Onan Foreign Holdings, Ltd.	Delaware
Onan International Limited	United Kingdom
OOO Cummins	Russia
Petbow Limited	United Kingdom
PGI (Overseas Holdings) B.V.	Holland
Power Group International (Overseas Holdings) Ltd	United Kingdom
Power Group International Ltd.	United Kingdom
Powertrain Industria e Comercio Ltda.	Brazil
Quality Used Parts, Inc.	Canada
Shanghai Fleetguard Filter Co., Ltd.	China
Shanghai Fleetguard International Trading Co.	China
Shenzhen Chongfa Cummins Co. Ltd.	Hong Kong
Southern Marine Shiplift Pty. Ltd.	Australia
Stamford Iberica S.A.	Spain
Stamford Mexico, S. de R.L. de C.V.	Mexico
Swagman Australia Pty. Ltd.	Australia
Tata Cummins Ltd.	India
Tata Holset Limited	India
Turbo Drive Ltd.	Hong Kong
Universal Silencer, Inc.	Indiana
Usina Termeletrica de Anapolis Ltd.	Brazil
Valvoline Cummins Ltd.	India
VC Lubricating Oil Co. Ltd.	Hong Kong
Wu Xi Vane Wheel Engineering Company Ltd.	China
Wuxi Holset Engineering Co. Ltd.	China
Wuxi Newage Alternators Ltd.	China
Xian Cummins Engine Company	China
Xiangfan Fleetguard Exhaust System Company	China